Exhibit 10.1

DEMAND PROMISSORY NOTE

$40,000	June 16, 2015

FOR VALUE RECEIVED, CORTEX PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), with a mailing address at 126 Valley Road, Suite C, Glen Rock, New Jersey 07452, hereby promises to pay on demand and to the order of Arnold S. Lippa (the “Lender”), with an address of 325 Greenway Road, Ridgewood, New Jersey 07450, or at such other place as the holder hereof may designate in writing, the principal sum of Forty Thousand Dollars ($40,000), together with interest thereon at the interest rate as set forth herein (the “Loan”). The Lender’s books and records as to amounts due under this Note shall be conclusive absent manifest error.

Principal and Interest. Principal and accrued interest thereon shall be immediately due and payable upon demand of the Lender. Interest shall accrue on the outstanding principal amount at a rate equal to 10% per annum. Interest shall be calculated on the basis of the actual number of days elapsed and a year of 365/366 days, as applicable. Any accrued but unpaid interest shall be added to the principal balance on the last day of each year that the principal is outstanding and unpaid.

Payments; Prepayments.

(a) Payment, when paid, shall be applied first to the payment of all interest accrued and unpaid on this Note and then to payment on account of the principal hereof.

(b) This Note may be prepaid in whole or in part at any time, without premium or penalty. Each prepayment must be accompanied by a written notice of such prepayment indicating the amount of such payment to be applied as a prepayment of principal.

Default. If the Borrower fails to make any payment when the same shall become due and payable, then the holder of this Note may declare the unpaid principal balance under this Note to be immediately due and payable and thereupon such balance shall become due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the holder of this Note shall be entitled to receive, to the extent lawful, all costs, including reasonable attorney’s fees and expenses, for the collection of such amounts.

Time is of the Essence. Time is of the essence with respect to each and every term and provision of this Note.

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Security Agreement.

(a) To secure its obligations under this Note and to induce the Lender to extend the Loan to the Borrower, the Borrower hereby grants, conveys and assigns to the Lender a security interest in and to, all of such Borrower’s right, title and interest in and to all of the following property, in all its forms, in each case whether now or hereafter existing, whether now owned or hereafter acquired, created or arising, and wherever located (collectively, but without duplication, the “Collateral”): all Equipment, Inventory and other Goods, Accounts, General Intangibles (including, without limitation, all of the Borrower’s patents and patent applications, trademarks and trademark applications, registered copyrights, domain names, and all licenses for the use of any patents, trademarks, copyrights and domain names of the Borrower), Fixtures, Documents, Letter-of-Credit Rights and Chattel Paper, Deposit Accounts, Instruments and Investment Property, Commercial Tort Claims, Supporting Obligations, and all Proceeds of any and all of the foregoing (as all such capitalized terms used in this paragraph are as defined in the Uniform Commercial Code in effect in the State of Delaware); provided, that to the extent that any of the foregoing Collateral is subject, prior to the date hereof, to a security interest in favor of a third party and the agreement with such third party expressly prohibits any grant of a security interest therein, the Borrower will not be deemed to have a security interest in such Collateral only for so long as such prohibition continues. This Note shall constitute a security agreement for the purpose of granting to the Lender a security interest in the Collateral. The Borrower makes no representation to the Lender as to value of any Collateral or the priority of any lien on the Collateral which is granted hereby by the Borrower to the Lender in relation to any other liens on the Collateral which may exist of record as of the date hereof. By its acceptance of this Note, the Lender agrees hereby that to the extent that a prior security interest has been granted in and a lien exists on any of the Collateral pursuant to any other security agreement and perfected lien, the Lender shall have a lien which is subordinate to such prior lien of record.

(b) The Borrower hereby authorizes the Lender, and appoints the Lender as its attorney-in-fact, to file in such office or offices as the Lender deems necessary or desirable, such financing and continuation statements and amendments and supplements thereto, and such other documents as the Lender may require to perfect, preserve and protect the security interests granted herein.

(c) The Borrower agrees that from time to time, at the expense of the Borrower, it will promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this security agreement.

(d) The Borrower will, at its sole cost and expense, preserve and defend the Collateral, keep the Collateral in good condition at all times, and preserve the Collateral free and clear of all other liens and encumbrances, except liens which the Lender has consented to and for taxes not yet due and payable. However, the foregoing will not prevent the Borrower from terminating its interest in and/or abandoning any Collateral if, in its reasonable discretion, such Collateral has no further value to the Borrower.

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(e) The Borrower will not sell any Collateral outside the ordinary course of business without the prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

(f) The Borrower will keep itself and the Collateral insured against all hazards in such amounts as the Lender may reasonably require.

(g) Upon the occurrence and during the continuation of a default hereunder, the Lender may exercise, in addition to any other rights and remedies provided herein, under other contracts and under law, all the rights and remedies of a secured party under the Uniform Commercial Code.

Waiver. The Borrower hereby waives, unless otherwise provided for in this Note, demand, notice of presentment, protest, notice of dishonor and protest, rights or extension and any defense by reason of extension of time or other indulgences granted by the Lender.

Notices. Any notice, presentation or demand to or upon the Borrower in respect of this Note may be given or made by being mailed by registered or certified mail addressed to the Borrower at the address first written above or, if any other address shall at any time be designated for this purpose by the Borrower in writing to the holder of this Note at the time of such notice, to such other address. Notice shall be deemed received three (3) days after posting the same. Notice may also be given by hand-delivery.

Costs and Expenses.

(a) If the Lender retains the services of legal counsel in order to enforce any remedy available to the Lender under any document or instrument evidencing or securing the Loan, attorney’s fees which are reasonable and actually incurred by the Lender shall be payable on demand by the Borrower to the Lender, and the Borrower shall also pay on demand the cost of any and all other costs reasonably incurred by the Lender in connection with proceedings to recover any sums due hereunder. Any such amounts not paid promptly on demand shall be added to the outstanding principal balance of this Note and shall bear interest at the stated interest rate of this Note until paid in full.

(b) Nothing contained herein shall limit or impair the obligation of the Borrower to pay any and all costs and expenses for which the Borrower is otherwise liable to the Lender as provided by law.

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Miscellaneous.

(a) Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remaining provisions hereof.

(b) If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate retroactively to the original date of this Note, and any payment received by the holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

(c) This Note shall inure to the benefit of the Lender and its heirs, estate, personal representatives and legal guardians, endorsees and assigns. This Note may not be assigned by either the Borrower or the Lender without the prior written consent of the other party.

(d) The descriptive headings of this Note are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Note.

(e) The terms of this Note may be amended and any rights of the Lender hereunder may be waived only if such amendment or waiver is in writing and is signed by the Lender and the Borrower.

Governing Law. The validity, construction and enforceability of this Note shall be construed in accordance with and governed by the laws of the State of Delaware, excluding rules relating to conflicts of law.

This Note has been duly executed by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. All covenants and promises in this Note shall bind the successors and permitted assigns of the Borrower.

IN WITNESS WHEREOF, the Borrower has duly executed this Demand Promissory Note effective as of the day and year first above written.

CORTEX PHARMACEUTICALS, INC.

By:	/s/ Robert N. Weingarten
Name:	Robert N. Weingarten
Title:	Vice President and Chief Financial Officer

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